                                                                      EXHIBIT 21

                            TITAN INTERNATIONAL, INC.
                                  SUBSIDIARIES



                                                                                JURISDICTION OF
                  NAME                                                          INCORPORATION
                  ----                                                          -------------
                  Titan Distribution, Inc.                                      Illinois

                  Titan Europe, Limited                                         United Kingdom

                  Titan Italia, S.p.A.                                          Italy

                  Titan Luxembourg S.a.r.l.                                     Luxembourg

                  Titan Tire Corporation                                        Illinois

                  Titan Tire Corporation of Natchez                             Mississippi

                  Titan Tire Corporation of Texas                               Texas

                  Titan Wheel Corporation of Illinois                           Illinois



                                      E-1